Exhibit 99.1

Event Notice
Dated March 12, 2015

Issuer:	SLM Private Credit Student Loan Trust 2003-A

Depositor:	Navient Credit Funding, LLC

Notes to which
this Event Notice relates:	Auction Rate Class A-4 Notes (the “Class A-4 Notes”)

CUSIP Numbers:	Class A-4 Notes: 78443C AK0

Event Reported:	Bid rate to be bid by existing holder of $26,250,000 aggregate principal amount of Class A-4 Notes in auction

Bid rate to be bid by existing holder of $26,250,000 aggregate principal amount of Class A-4 Notes in auction

For the auction for the Class A-4 Notes occurring on March 17, 2015, Navient Solutions, Inc., as administrator of, and on behalf of, the SLM Private Credit Student Loan ABS Repackaging Trust 2013-R1 (the “R-1 Trust”), which R-1 Trust is the existing holder of $26,250,000 aggregate principal amount of Class A-4 Notes, intends to submit a Bid order on behalf of the R-1 Trust at a rate equal to one-month LIBOR + 1.50% per annum for the entire aggregate principal amount of Class A-4 Notes that the R-1 Trust currently holds.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Issuer’s indenture, dated as of March 1, 2003.

The information contained in this Event Notice has been submitted by the Administrator to report certain events and future plans of the R-1 Trust with respect to the Notes. Nothing contained in this Event Notice is, or should be construed as, a representation by the Administrator that the information included in this Event Notice constitutes all of the information that may be material to a decision to invest in, hold or dispose of any of the securities listed above, or any other securities of the Issuer.

For additional information, contact:
Mark Rein
Navient Solutions, Inc.
Vice President, Corporate Finance
2001 Edmund Halley Dr.
Reston, VA 20191
Phone: 703-984-5679
Email: Mark.Rein@navient.com